Exhibit 99.1

HeartSciences Provides Business Update and Reports Second Quarter Fiscal 2025 Financial Results

Southlake, TX, December 16, 2024 (GLOBE NEWSWIRE) – HeartSciences Inc. (Nasdaq: HSCS; HSCSW) ("HeartSciences" or the "Company"), an artificial intelligence (AI)-powered medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, today reported financial results for the second quarter fiscal 2025 ended October 31, 2024 and provided a business update.

Second Fiscal Quarter 2025 Highlights:

In the run up to the close of 2024 and the second quarter of fiscal year 2025 (“Q2 FY2025”), HeartSciences saw across the board material progress and more positive developments for the field of AI-ECG, its MyoVista® wavECGTM device, MyoVista® InsightsTM cloud-native platform and first cloud-based AI-ECG algorithms. A summary of current status and business highlights during Q2 FY2025 include:

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HeartSciences is the only company building next-gen ECG device hardware, cloud-native software and AI-ECG algorithms. The ECG industry generally uses decades-old devices, outdated technology and legacy reporting and managements systems. AI-ECG presents a generational opportunity to modernize the ECG industry which is one of the most ubiquitous medical tests in the world. Our versatility will enable us to deliver AI-ECG solutions across a wide range of healthcare settings, from large hospital systems to simple nurse-led mobile testing services.
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There has been excellent progress on the MyoVista Insights platform. Phase 1 will be completed by the end of the calendar year. HeartSciences has invested millions of dollars in 2024 to develop a cloud-native ECG reporting system which will run on Amazon Web Services (AWS). MyoVista Insights is a cybersecure modern technology stack which is intended to radically upgrade ECG reporting. Phase 1 does not require regulatory clearance (as it is reporting based) and the Company is in discussions for this to be implemented in test sites in the first half of 2025.
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Phase 2, which requires regulatory clearance, will add AI-ECG reporting. The Company has built the system to provide both Company-developed and third-party AI-ECG algorithms. HeartSciences intends to operate it like an app store for AI-ECG. This will radically reduce the cost and regulatory burden on the Company in developing all of its own algorithms and ensure the Company can bring a broad panel of AI-ECG algorithms to clinical practice in an expeditious manner. HeartSciences is aiming for Phase 2 regulatory clearance in the second half of 2025.
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Thereafter in Phase 3, HeartSciences’ intention is for MyoVista Insights to provide an ECG management system which is a multi-billion dollar market. It is a necessity for all hospital systems worldwide to have an ECG management system. Current systems are generally dependent on decades-old IT architecture which are on-premise, server-based, lack flexibility and are costly for health systems. MyoVista Insights is a cloud-native application running on AWS, built to be much lower cost and provide considerably upgraded interoperability and cybersecurity.
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Pre-validation work on the Company’s first cloud-based AI-ECG algorithm, which will be a low ejection fraction (LVEF ≤ 40) algorithm licensed from Icahn School of Medicine at Mount Sinai, New York (Mount Sinai) is progressing. Assuming this work is successful, FDA validation studies, expected to be conducted using retrospective data, would follow.

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There has been considerable progress on the MyoVista® wavECG™ device and HeartSciences remains on track for FDA submission around the end of the first calendar quarter 2025. The Company has requested a final pre-submission meeting with the FDA to finalize the validation study reporting plan associated with the category outputs of the MyoVista wavECG. Assuming the meeting is satisfactory, final validation and FDA submission are expected to take place expeditiously thereafter.

Other notable highlights:

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HeartSciences’ MyoVista wavECG AI-ECG algorithm and many of the AI-ECG algorithms that would be delivered by the MyoVista Insights cloud platform have been included in the CMS 2025 OPPS final rule, effective January 2025. This would enable appropriate reimbursement immediately upon commercial launch and is a significant milestone in AI-ECG being widely adopted.
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HeartSciences successfully demonstrated its MyoVista® wavECG™ at the United Nations General Assembly Digital Health Symposium after its selection as a technology to radically transform healthcare.
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Launch of our new website at https://www.heartsciences.com.

Management Commentary

“We end calendar 2024 in a strong position, having made significant progress. HeartSciences is the only Company developing across the board ECG solutions to upgrade archaic devices, clinical capabilities, and reporting and management systems which are a necessity for any healthcare system worldwide.”

“By calendar year end, our Phase 1 MyoVista Insights cloud-native platform will be complete after millions of dollars of investment. Feedback to date has been excellent and we are in discussions for early deployment in test environments. Our ultimate vision is to offer a path to modernize legacy ECG management systems, as they are generally inflexible and costly due to decades-old IT architecture. Instead, we will provide a next-gen, cybersecure cloud-native system to meet the sophisticated data driven needs of today’s health systems. Our AI-ECG marketplace will facilitate far quicker rollout of AI-ECG and allow patients and health systems environments to realize their significant benefits.”

“Our MyoVista wavECG is approaching FDA submission and will allow next-to-patient, immediate access to AI-ECG results which is suitable for many frontline healthcare settings and territories around the world. Our versatility will enable us to deliver AI-ECG solutions across a wide range of healthcare settings, from large hospital systems to simple nurse-led mobile testing services.” concluded Mr. Simpson.

Second Quarter Fiscal 2025 Financial Results

There were no revenues during Q2 FY2025. As of October 31, 2024, cash and cash equivalents were approximately $4.1 million and shareholders’ equity was approximately $4.0 million. Complete financial results have been filed in the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission and is available on the Company’s website.

About HeartSciences

HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical utility. Millions of ECGs are performed every week and the Company's objective is to improve healthcare by making it a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences has one of the largest libraries of AI-ECG algorithms and intends to provide these AI-ECG algorithms on a device agnostic cloud-based solution as well as a low-cost ECG hardware platform. Working with clinical experts, HeartSciences ensures that all solutions are designed to work within existing clinical care pathways, making it easier for clinicians to use AI-ECG technology to improve their patient's care and lead to better outcomes. HeartSciences' first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test.

For more information, please visit: https://www.heartsciences.com. X: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences' beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences' Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the U.S. Securities and Exchange Commission (the "SEC") on July 29, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024, filed with the SEC on September 12, 2024, HeartSciences’ Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024, filed with the SEC on December 16, 2024 and in HeartSciences' other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

HeartSciences
Gene Gephart
+1-682-244-2578 Ext. 2024
info@heartsciences.com

Investors
Gilmartin Group
Vivian Cervantes
investorrelations@heartsciences.com